Exhibit 15.1

Northeast Bldg, Anno Domini Mansion, No.8 Qiushi Road, Xihu District, Hangzhou, Zhejiang 310013, P. R. China

T (86-571) 8993 9691

E guantaohz@guantao.com

www.guantao.com

CONSENT LETTER

July 3, 2025

To:	Zhengye Biotechnology Holding Limited
No. 1 Lianmeng Road, Jilin Economic & Technical Development Zone
Jilin City, Jilin Province, China

Dear Sir/Madam,

We hereby consent to the filing of this consent letter as an exhibit to the annual report on Form 20-F filed by Zhengye Biotechnology Holding Limited with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2025 (the “Form 20-F”).

We consent to the reference to our firm under the headings “ITEM 3. KEY INFORMATION” “Risks Relating to Doing Business in the PRC” “Item 6. DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES” in Zhengye Biotechnology Holding Limited’s Annual Report on July 3, 2025 (the “Form 20-F”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report

We also hereby consent to the use of our firm name and summaries of our firm’s opinions in the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of l934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/S/ Guantao Law Firm
Guantao Law Firm